UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2014

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 2, 2014, Greer Bancshares, Incorporated (the "Company") received notice from the Federal Reserve Bank of Richmond that the Memorandum of Understanding (the “MOU”) between the Company and the Federal Reserve Bank of Richmond had been terminated effective May 30, 2014. The MOU had been in effect since May 29, 2013.

The MOU required the Company, among other things, to (i) preserve its cash; (ii) obtain the written consent of its supervisory authorities prior to paying any dividends with respect to its common or preferred stock or trust preferred securities, purchasing or redeeming any shares of its stock or incurring, increasing or guaranteeing any debt; and (iii) submit quarterly reports to the Federal Reserve Bank of Richmond regarding the Company’s actions to comply with the requirements of the MOU. The MOU, which was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2013, and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the full text of the MOU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: June 4, 2014	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer